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                                                                   EXHIBIT 10.11

                         PACTIV CORPORATION RABBI TRUST

                  The Pactiv Corporation Rabbi Trust (the "Trust") is hereby adopted by Pactiv, (the "Company") and shall be maintained by and between the Company and certain individuals as trustee (collectively the "Trustee").

                  Effective on the date on which the stock of the Company is distributed to the shareholders of Tenneco Inc. (the "Effective Date"), the following rules shall govern:

                  WHEREAS, the Company has adopted the nonqualified compensation plan(s) and supplemental pension arrangements as listed in Appendix A (collectively the "Plans" and each a "Plan") covering the benefit obligations allocated to it under the Human Resources Agreement between and among Tenneco Inc. and the Company (the "HR Agreement"), and

                  WHEREAS, the Company wishes to maintain the Trust and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s); and

                  WHEREAS, it is the intention of the parties that this Trust shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

                  WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s).

                  NOW, THEREFORE, the parties do hereby adopt the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                  1.       Establishment of Trust.

                           (a)      Subject to the rules explicitly set forth
herein, the Trust hereby established is irrevocable.

                           (b)      The Trust is intended to be a grantor
trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                           (c)      The principal of the Trust, and any earnings
thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of

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the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company and any of the Company's domestic subsidiaries.

                           (d)      The Company, in its sole discretion, may at
any time, or from time to time, make deposits of common stock of the Company or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Except as provided herein, neither the Trustee nor any Plan participant or beneficiary shall have any right to compel additional deposits.

                  2.       Payments to Plan Participants and their
Beneficiaries.

                           (a)      At least annually, the Company shall deliver
to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. To the extent that any amounts are due to an employee (or beneficiary of an employee) of a subsidiary of the Company, and the subsidiary fails to make such payment, the Company shall do so. Except as otherwise provided herein, if the Company has failed to make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule the Trustee shall do so. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities.

                           (b)      The entitlement of a Plan participant or
his or her beneficiaries to benefits under the Plan(s) shall be determined by the Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s). Notwithstanding the foregoing, the Trustee may, without direction from the Company, make payments to participants and beneficiaries in such manner and in such amounts as the Trustee shall determine they are entitled to be paid under the Plans (to the extent funded through the Trust) based on the most recent information furnished to the Trustee by the Company and any supplemental information furnished to the Trustee by a participant or beneficiary upon which the Trustee may reasonably rely in making such determination. Notwithstanding any other provision hereof, persons (other than persons covered by the Tenneco Inc. Pilots' Supplemental Retirement Plan) who were employees of Tenneco Management Company ("TMC") immediately prior to the Effective Date or who are treated as such under the HR Agreement, except such persons who are employed by the Company or a subsidiary of the Company other than TMC immediately after the Effective Date though they may be participants in the plans listed in Appendix A, shall not be entitled to payments under the Trust, and payments shall be available for their benefit obligations through a separate rabbi trust.


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                           (c)      The Company may make payment of benefits
directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payment of benefits in accordance with the terms of the Plan(s), the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

                           (d)      The Company shall cause its actuary to
determine the projected benefit obligation ("PBO") under all of the Plans as of each January 1, commencing with January 1, 2000. To the extent that the value of the assets of the Trust as of the January 1 in question is less than the total PBO under all of the Plans as so determined, the Company shall contribute additional assets to the Trust with a value equal to the difference. To the extent that the assets of the Trust exceed 110% of the PBO, the Company may withdraw assets with a value equal to the excess of the value of the Trust's assets over 110% of such PBO.

                           (e)      Notwithstanding any other provision hereof,
the Trustee may sell Company common stock or other assets in order to provide cash to pay benefits hereunder.

                  3. Trustee Responsibility Regarding Payments to Trust Beneficiary when the Company is Insolvent.

                           (a)      The Trustee shall cease payment of benefits
to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if
(i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                           (b)      In the event of Insolvency of the Company
the following rules shall apply:

                                    (1)     The Company shall inform the Trustee
in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                                    (2)     Unless the Trustee has actual
knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

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                                    (3)     If at any time the Trustee has
determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

                                    (4)     The Trustee shall resume the payment
of benefits to Plan participants or their beneficiaries in accordance with
Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                           (c)      Provided that there are sufficient assets,
if the Trustee discontinues the payment of benefits from the Trust pursuant to
Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                  4.       Payments to the Company.

                  Except as provided in Section 2 or 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

                  5.       The Trustee's Powers of Investment and Management.

                  The Trustee shall have the following powers with respect to any and all assets at any time held by it and constituting part of the Trust
Fund:

                           (a)      The Trust shall hold the assets of the Trust
exclusively in shares of the common stock of the Company, and any assets distributed with respect thereto.

                           (b) All rights associated with any stock held in the
Trust, including voting rights, shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants. Voting rights are exercisable by the Trustee in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.



                  6.       Disposition of Income.

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                  During the term of this Trust, all income received by the
Trust, net of expenses and taxes, shall be accumulated and reinvested in Company common stock.

                  7.       Accounting by the Trustee.

                  Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash and securities held in the Trust at the end of such year or as of the date of such removal or resignation as the case may be.

                  8.       Responsibility of the Trustee.

                           (a)      The Trustee shall act with the care, skill,
prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                           (b)      If the Trustee undertakes or defends any
litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

                           (c)      The Trustee may consult with legal counsel
(who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

                           (d)      The Trustee may hire agents, accountants,
actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

                           (e)      The Trustee shall have, without exclusion,
all powers conferred on the

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Trustees by applicable law, unless expressly provided otherwise herein.

                           (f)      Notwithstanding any powers granted to the
Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                           (g) Any action required to be taken by the Company, or direction given by the Company, shall be by resolution of the Compensation / Nominating / Governance Committee of its board of directors or by written direction of one or more of its president, any vice president or treasurer. The Trustee may rely upon a resolution or direction filed with the Trustee and shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

                  9.       Compensation and Expenses of the Trustee.

                  The Company shall pay all reasonable administrative expenses and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. Notwithstanding the foregoing, individuals shall serve without fee but shall be entitled to reimbursement of expenses.

                  10.      Trustee Resignation or Removal.

                           (a)      The Trustee or any individual who is one of
a group of individuals serving as Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee (or individual as the case may be) agree otherwise.

                           (b)      The Trustee or any individual who is one of
a group of individuals serving as Trustee may be removed by the Company on 30 days notice or upon shorter notice acceptable by the Trustee (or individual as the case may be).

                           (c)      Upon a Change in Control, as defined herein,
the Trustee may not be removed by the Company for two years.

                           (d)      If the Trustee or any individual who is one
of a group of individuals serving as Trustee resigns within two years of a Change in Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11 hereof prior to the effective date of the Trustee's resignation; provided that if an individual who is one of a group of individuals serving as Trustee resigns in such circumstances, the remaining individuals serving as Trustee may but are not required to name a successor to replace him.

                           (e)      Upon resignation or removal of the Trustee
and appointment of a

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successor Trustee, all assets shall subsequently be transferred to the successor
Trustee.

                           (f)      For purposes hereof, death or incapacity
shall be deemed an immediately effective resignation.

                  11.      Appointment of Successor.

                           (a)      If the Trustee (or Individual) resigns or is
removed in accordance with Section 10 hereof, the Trustee may appoint any third party as a successor to replace the Trustee (or individual) upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee
(or individual) shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                           (b)      The successor Trustee need not examine the
records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the rules hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

                  12.      Amendment or Termination.

                           (a)      This Trust Agreement may be amended by a
written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable.

                           (b)      The Trust shall not terminate until the date
on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

                           (c)      Upon written approval of Participants or
beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), the Company may terminate this Trust prior to the time all benefit payments under the Plan(s)have been made. All assets in the Trust at termination shall be returned to the Company.

                           (d)      This Trust Agreement may not be amended by
the Company for two years following a Change in Control, as defined herein.



                  13.      Miscellaneous.

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                           (a)      Any provision of this Trust Agreement
prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                           (b)      Benefits payable to Plan participants and
their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                           (c)      This Trust Agreement shall be governed by
and construed in accordance with the laws of the State of Illinois.

                           (d)      "Change in Control" shall mean the first to
occur of the following events (but no event other than the following events), except as otherwise provided below:

                                    (i)     any person and any of their
affiliates or associates becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board (as hereinafter defined) does not approve the acquisition before the acquisition occurs. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur under this section (i) solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by the Company; or

                                    (ii)    members of the Incumbent Board cease
to constitute a majority of the board of the Company; or

                                    (iii)   the consummation of any plan of
merger, consolidation or combination between the Company and any person including becoming a subsidiary of any other person without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation or combination constituting a majority of the board of directors of (A) the successor corporation, or (B) if the surviving or successor corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

                                    (iv)    the consummation of any sale,
exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (A) the corporation which holds such assets after such disposition, or, (B) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the successor corporation provided, that

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the Company Board may determine conclusively that any transaction does not constitute a sale, exchange or other disposition of substantially all of the Company's assets; or

                                    (v)     if any person and any of their
affiliates and associates, shall elect or have elected, during any period not exceeding 24 months, at least 25% of the members of the Company's board of directors, without the approval of the Incumbent Board and such members are comprised of persons not serving as members of the Company's board of directors immediately prior to the formation of such group or the first solicitation of proxies by such shareholder.

                  For purposes of this definition, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, in the regulations promulgated thereunder. If the Trustee requests in writing that the Company determine or furnish evidence to enable the Trustee to determine whether a Change in Control has occurred, the Company shall do so in writing as soon as practicable following receipt of such request.

                           (e)      "Incumbent Board" shall mean (i) the members
of the Company's board of directors on the Effective Date, to the extent that they continue to serve, and (ii) any individual who becomes a member of the Company's board of directors after the Effective Date, if his election or nomination for election as a director is approved by a vote of at least three-quarters of the then Incumbent Board.

                  14.      Corporate Restructuring.

                  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary dividend, spin-off, rights offering, share combination, or other change in the corporate structure of the Company affecting its common stock, the Trustee may, in its sole discretion, cause the transfer of all or a portion of the Trust's assets to a comparable trust maintained by one or more of the resulting corporate entities or otherwise cause such changes in the Trust or its assets as it shall deem appropriate.



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                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed on their behalf by their respective officers thereunto duly authorized, on the day and year set forth below.


Date:      November 2, 1999
     ---------------------------           ----------------------------------


                                           By:  /S/ Richard L. Wambold
                                                -----------------------------
                                           Its: Chief Executive Officer
                                                -----------------------------


                                           By:   /S/ Andrew A. Campbell
                                                -----------------------------
                                           Its: Vice President and
                                                Chief Financial Officer
                                                -----------------------------


                                          By:   /S/ Richard C. Mitchell
                                               ------------------------------
                                          Its: Vice President
                                               Compensation and Benefits
                                               ------------------------------


                                           By:   /S/ James V. Faulkner
                                                -----------------------------
                                           Its:  Vice President and
                                                 Chief Legal Officer
                                                 ----------------------------

                                           By:   /S/ John Potempa
                                                 ----------------------------
                                           Its:  Vice President Employee
                                                 Relations and Administration
                                                 -----------------------------


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                                   APPENDIX A

Pactiv Corporation Deferred Compensation Plan
Tenneco Inc. Pilots' Supplemental Retirement Plan
Pactiv Corporation Supplemental Executive Retirement Plan


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